PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR ITS
FIRST QUARTER ENDED MARCH 31, 2017

Fort Lauderdale, Florida
May 9, 2017

FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE:CKH) (the “Company”) today announced its results for its first quarter ended March 31, 2017.
For the quarter ended March 31, 2017, net income attributable to SEACOR Holdings Inc. was $4.1 million ($0.24 per diluted share) compared with a net loss of $93.7 million ($5.52 per diluted share) for the quarter ended December 31, 2016. A comparison of results for the quarter ended March 31, 2017 with the preceding quarter ended December 31, 2016 is included in the “Highlights for the Quarter” discussion below.
Operating income before depreciation and amortization (“OIBDA” - see disclosure related to Non-GAAP measures in the statements of income (loss) and segment information tables herein) was $16.1 million in the first quarter compared with $30.8 million in the preceding quarter, excluding impairment charges of $0.4 million and $98.8 million, respectively.
For the quarter ended March 31, 2016, net loss attributable to SEACOR Holdings Inc. was $27.2 million ($1.62 per diluted share).
Highlights for the Quarter
Offshore Marine Services (“OMS”) - Operating loss was $18.6 million compared with $82.7 million in the preceding quarter. As a consequence of continuing difficult market conditions, OMS recognized impairment charges of $69.1 million in the preceding quarter primarily associated with its anchor handling towing supply fleet. OIBDA, excluding impairment charges, was $(6.1) million on operating revenues of $34.3 million compared with $0.2 million on operating revenues of $44.4 million in the preceding quarter.
Excluding wind farm utility vessels, but including cold-stacked vessels (those that are not currently available for active service), utilization of the fleet decreased from 39% to 38% and average rates per day worked decreased by 9% from $9,093 to $8,272. Days available for charter were 8% lower in the first quarter primarily due to vessels retired and removed from service, net fleet dispositions and fewer operating days during the quarter. This release includes a table presenting time charter operating data by vessel class.
Operating results from international regions, excluding losses on asset dispositions and impairments, were $7.7 million lower compared with the preceding quarter. Time charter revenues were $7.6 million lower primarily due to the conclusion of several term charters, the deferral of revenues for which collection was not reasonably assured and additional out-of-service days associated with drydockings. On a total fleet basis, excluding wind farm utility vessels but including cold-stacked vessels, utilization increased from 64% to 65%, and average rates per day worked decreased from $9,073 to $8,082. Other operating revenues were $2.6 million lower primarily due to a reduction in mobilization and other marine services. General and administrative expenses included a $1.6 million provision for doubtful accounts compared with a $3.1 million provision in the preceding quarter. As of March 31, 2017, the Company had four of 92 owned and leased-in vessels cold-stacked in international regions compared with nine of 89 as of December 31, 2016. As of March 31, 2017, the cold-stacked vessels in the international roster consisted of one fast support vessel, one supply vessel, one specialty vessel and one wind farm utility vessel. As of March 31, 2017, the Company had five vessels retired and removed from service in international regions including two fast support vessels and three supply vessels. Effective March 31, 2017, the Company has consolidated the net assets of its Falcon Global joint venture, which owns two-foreign-flag liftboats, after its partner declined to participate in a capital call and the Company obtained 100% voting control. Falcon Global’s net assets include property and equipment of $96.0 million and debt of $58.3 million.
Operating results in the U.S. Gulf of Mexico, excluding losses on asset dispositions and impairments, were $0.8 million higher compared with the preceding quarter. Time charter revenues were $0.3 million higher for the U.S. anchor handling towing supply vessels and unchanged for other vessel classes. On a total fleet basis, including cold-stacked vessels, utilization was unchanged at 7%, and average rates per day worked increased from $9,316 to $10,133. Operating expenses were $1.2 million higher primarily due to reactivation costs for certain offshore support vessels in anticipation of improved market conditions. General and administrative expenses were lower primarily due to recording a $1.1 million provision for doubtful accounts in the preceding quarter. Depreciation expense was $0.9 million lower compared with the preceding quarter. As of March 31, 2017, the Company had 35 of 44 owned and leased-in vessels cold-stacked in the U.S. Gulf of Mexico compared with 40 of 44 as of December 31, 2016. As of March 31, 2017, the cold-stacked vessels consisted of ten anchor handling towing supply vessels,16 fast support vessels, one supply vessel, one specialty vessel and seven liftboats. As of the March 31, 2017, the Company had one anchor handling towing supply vessel retired and removed from service in the U.S. Gulf of Mexico.
Other, net losses of $1.8 million in the preceding quarter primarily related to a reserve for a note receivable from a third party following a decline in the underlying collateral value.
Equity in losses of 50% or less owned companies of $6.0 million in the preceding quarter were primarily due to impairment charges of $6.4 million associated with the joint ventured foreign-flag liftboat fleet.
On April 28, 2017, the Company acquired a 100% controlling interest in its Sea-Cat Crewzer and Sea-Cat Crewzer II joint ventures through the acquisition of its partner’s 50% ownership interest for $15.7 million in cash. Sea-Cat Crewzer and Sea-Cat Crewzer II each own and operate two foreign-flag catamaran fast support vessels.
Inland River Services - Operating loss was $0.1 million compared with operating income of $8.7 million in the preceding quarter. OIBDA was $6.5 million on operating revenues of $42.7 million compared with $15.3 million on operating revenues of $53.0 million in the preceding quarter.
Operating results, excluding gains (losses) on asset dispositions and impairments, were $8.3 million lower compared with the preceding quarter primarily due to lower activity levels for the dry-cargo barge pools following the conclusion of the fall harvest, partially offset by higher activity levels for terminal and fleeting operations.
Foreign currency gains of $1.4 million were primarily due to the strengthening of the Colombian peso in relation to the U.S. dollar underlying certain of the Company’s intercompany lease obligations.
Equity in losses of 50% or less owned companies of $2.4 million was primarily due to the operating results of SCFCo, the Company’s joint venture operating on the Parana-Paraguay River Waterway, as a consequence of continued weakness in the iron ore and grain markets and seasonal low water conditions.
Shipping Services - Operating income was $13.6 million compared with $7.6 million in the preceding quarter. OIBDA was $22.8 million (of which $10.1 million was attributable to noncontrolling interests) on operating revenues of $67.6 million compared with $16.5 million (of which $5.3 million was attributable to noncontrolling interests) on operating revenues of $59.6 million in the preceding quarter.
Operating results were $6.0 million higher primarily due to lower regulatory drydocking costs and related out-of-service time for one U.S.-flag product tanker, partially offset by higher drydocking and maintenance and repair costs for harbor towing and short-sea transportation.
Equity in earnings of 50% or less owned companies of $1.0 million was primarily due to the operating results of Trailer Bridge, the Company’s joint venture operating in the Puerto Rico liner trade.
Illinois Corn Processing - Segment profit was $1.3 million (of which $0.4 million was attributable to noncontrolling interests) on operating revenues of $38.4 million compared with $5.8 million (of which $1.7 million was attributable to noncontrolling interests) on operating revenues of $43.2 million in the preceding quarter. Segment profit was $4.5 million lower primarily due to lower volumes and prices for fuel ethanol.
Marketable Security Gains (Losses) - Marketable security results during the first quarter were primarily attributable to the Company’s investment in 9,177,135 shares of Dorian, a publicly traded company listed on the New York Stock Exchange under the symbol “LPG.” The Company recognized unrealized gains related to Dorian of $21.3 million compared with $20.3 million in the preceding quarter. The closing share price of Dorian was $10.53 and $8.21 as of March 31, 2017 and December 31, 2016, respectively. The Company’s cost basis in Dorian is $13.66 per share. The closing share price of Dorian was $8.90 as of May 8, 2017.

Capital Commitments - The Company’s capital commitments as of March 31, 2017 by year of expected payment were as follows (in thousands):

	2017	2018	2019	2020	Total
Offshore Marine Services	$13,817	$53,050	$13,183	$1,800	$81,850
Shipping Services	13,893	—	—	—	13,893
Inland River Services	20,465	—	—	—	20,465
Illinois Corn Processing	1,762	375	—	—	2,137
	$49,937	$53,425	$13,183	$1,800	$118,345
Offshore Marine Services’ capital commitments included six fast support vessels, three supply vessels and one wind farm utility vessel. These commitments included $15.4 million for one supply vessel that may be assumed by a third party at their option. Shipping Services’ capital commitments included one U.S.-flag chemical and petroleum articulated tug-barge, two U.S.-flag harbor tugs and two foreign-flag harbor tugs. Inland River Services’ capital commitments included one 30,000 barrel inland river liquid tank barge, two inland river towboats and other equipment and improvements. Subsequent to March 31, 2017, the Company committed to purchase additional equipment for $9.7 million.
Liquidity and Debt - As of March 31, 2017, the Company’s balances of cash, cash equivalents, restricted cash, marketable securities and construction reserve funds totaled $669.1 million and its total outstanding debt was $1,097.8 million. In addition, the Company had $35.9 million of borrowing capacity under its subsidiary credit facilities. Subsequent to March 31, 2017, the Company’s subsidiaries borrowed $13.9 million under these credit facilities to fund their capital commitments.
As of March 31, 2017, the remaining principal amount outstanding of the Company’s 2.5% Convertible Senior Notes of $157.1 million and the principal amount of the Company’s 3.75% Subsidiary Convertible Senior Notes of $175.0 million are included in current liabilities as the holders may require the Company to repurchase these notes on December 19, 2017 and January 11, 2018, respectively.
* * * * *
SEACOR and its subsidiaries are in the business of owning, operating, investing in and marketing equipment, primarily in the offshore oil and gas, shipping and logistics industries. SEACOR offers customers a diversified suite of services and equipment, including offshore marine, inland river storage and handling, distribution of petroleum, chemical and agricultural commodities, and shipping. SEACOR is dedicated to building innovative, modern, “next generation,” efficient marine equipment while providing highly responsive service with the highest safety standards and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of a decline in the price of oil and resulting decrease in capital spending by oil and gas companies, an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums, weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil, an oversupply of newly built offshore support vessels, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, including as a result of the recent vote in the U.K. to leave the European Union, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Offshore Marine Services, Inland River Services, Shipping Services and Illinois Corn Processing on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services’ operations, the effect of the spread between the input costs of corn and natural gas compared with the price of alcohol and distillers grains on Illinois Corn Processing’s operations, adequacy of insurance coverage, the ability to remediate the material weaknesses the Company has identified in its internal controls over financial reporting, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the SEC. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except share data, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Operating Revenues	$190,447	$213,928
Costs and Expenses:
Operating	143,964	157,468
Administrative and general	35,427	35,704
Depreciation and amortization	30,397	30,989
	209,788	224,161
Gains on Asset Dispositions and Impairments, Net	4,631	217
Operating Loss	(14,710)	(10,016)
Other Income (Expense):
Interest income	2,813	5,593
Interest expense	(13,474)	(11,935)
Debt extinguishment gains, net	—	3,223
Marketable security gains (losses), net	32,574	(25,096)
Derivative gains, net	3,075	2,620
Foreign currency gains, net	1,210	37
Other, net	194	268
	26,392	(25,290)
Income (Loss) Before Income Tax Expense (Benefit) and Equity in Earnings (Losses) of 50% or Less Owned Companies	11,682	(35,306)
Income Tax Expense (Benefit)	1,572	(14,831)
Income (Loss) Before Equity in Earnings (Losses) of 50% or Less Owned Companies	10,110	(20,475)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	546	(49)
Net Income (Loss)	10,656	(20,524)
Net Income attributable to Noncontrolling Interests in Subsidiaries	6,573	6,662
Net Income (Loss) attributable to SEACOR Holdings Inc.	$4,083	$(27,186)

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.24	$(1.62)

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.24	$(1.62)

Weighted Average Common Shares Outstanding:
Basic	17,074,043	16,817,368
Diluted	17,363,839	16,817,368

OIBDA(1)	$15,687	$20,973
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Operating Revenues	$190,447	$213,036	$206,983	$197,038	$213,928
Costs and Expenses:
Operating	143,964	149,667	146,796	143,882	157,468
Administrative and general	35,427	36,457	32,245	34,175	35,704
Depreciation and amortization	30,397	31,451	31,132	31,361	30,989
	209,788	217,575	210,173	209,418	224,161
Gains (Losses) on Asset Dispositions and Impairments, Net	4,631	(94,825)	(29,826)	(17,771)	217
Operating Loss	(14,710)	(99,364)	(33,016)	(30,151)	(10,016)
Other Income (Expense):
Interest income	2,813	3,449	5,277	5,020	5,593
Interest expense	(13,474)	(12,453)	(12,504)	(12,834)	(11,935)
Debt extinguishment gains (losses), net	—	(211)	557	1,615	3,223
Marketable security gains (losses), net	32,574	24,713	(7,865)	(23,951)	(25,096)
Derivative gains (losses), net	3,075	(10,116)	(1,174)	(1,555)	2,620
Foreign currency gains (losses), net	1,210	(1,217)	(666)	(22)	37
Other, net	194	(7,362)	(5,460)	(7,652)	268
	26,392	(3,197)	(21,835)	(39,379)	(25,290)
Income (Loss) Before Income Tax Expense (Benefit) and Equity in Earnings (Losses) of 50% or Less Owned Companies	11,682	(102,561)	(54,851)	(69,530)	(35,306)
Income Tax Expense (Benefit)	1,572	(32,093)	(21,147)	(25,759)	(14,831)
Income (Loss) Before Equity in Earnings (Losses) of 50% or Less Owned Companies	10,110	(70,468)	(33,704)	(43,771)	(20,475)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	546	(19,821)	(322)	(7,162)	(49)
Net Income (Loss)	10,656	(90,289)	(34,026)	(50,933)	(20,524)
Net Income attributable to Noncontrolling Interests in Subsidiaries	6,573	3,460	5,777	4,226	6,662
Net Income (Loss) attributable to SEACOR Holdings Inc.	$4,083	$(93,749)	$(39,803)	$(55,159)	$(27,186)

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.24	$(5.52)	$(2.35)	$(3.26)	$(1.62)

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.24	$(5.52)	$(2.35)	$(3.26)	$(1.62)

Weighted Average Common Shares of Outstanding:
Basic	17,074	16,969	16,944	16,929	16,817
Diluted	17,364	16,969	16,944	16,929	16,817
Common Shares Outstanding at Period End	17,406	17,401	17,336	17,321	17,295

OIBDA(1)	$15,687	$(67,913)	$(1,884)	$1,210	$20,973
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Offshore Marine Services
Operating Revenues	$34,304	$44,361	$54,125	$57,271	$59,879
Costs and Expenses:
Operating	33,379	32,671	41,159	44,245	48,850
Administrative and general	11,826	14,393	10,588	11,929	12,398
Depreciation and amortization	12,503	13,764	14,213	15,254	14,838
	57,708	60,828	65,960	71,428	76,086
Gains (Losses) on Asset Dispositions and Impairments, Net	4,819	(66,252)	(29,233)	(20,357)	(380)
Operating Loss	(18,585)	(82,719)	(41,068)	(34,514)	(16,587)
Other Income (Expense):
Derivative gains (losses), net	(89)	(82)	16	163	2,898
Foreign currency gains (losses), net	(189)	151	(1,084)	(819)	(1,560)
Other, net	(1)	(1,756)	1	—	265
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	438	(5,950)	790	(3,315)	2,161
Segment Loss(1)	$(18,426)	$(90,356)	$(41,345)	$(38,485)	$(12,823)

OIBDA(2)	$(6,082)	$(68,955)	$(26,855)	$(19,260)	$(1,749)
Drydocking expenditures (included in operating costs and expenses)	$3,067	$131	$2,024	$1,964	$3,703
Out-of-service days for drydockings	248	20	62	191	131

Inland River Services
Operating Revenues	$42,669	$53,021	$41,094	$33,814	$39,614
Costs and Expenses:
Operating	32,569	35,400	31,496	27,446	30,118
Administrative and general	3,792	2,945	3,982	3,777	3,912
Depreciation and amortization	6,592	6,628	6,308	6,254	7,137
	42,953	44,973	41,786	37,477	41,167
Gains (Losses) on Asset Dispositions and Impairments, Net	233	605	(597)	2,580	605
Operating Income (Loss)	(51)	8,653	(1,289)	(1,083)	(948)
Other Income (Expense):
Foreign currency gains (losses), net	1,368	(1,143)	410	1,018	1,437
Other, net	—	1	(1)	(4)	—
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(2,378)	(11,318)	(171)	(1,677)	(2,778)
Segment Loss(1)	$(1,061)	$(3,807)	$(1,051)	$(1,746)	$(2,289)

OIBDA(2)	$6,541	$15,281	$5,019	$5,171	$6,189

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Shipping Services
Operating Revenues	$67,639	$59,618	$57,350	$55,620	$57,055
Costs and Expenses:
Operating	37,354	36,586	28,542	30,269	27,234
Administrative and general	7,088	6,895	6,675	7,337	6,918
Depreciation and amortization	9,161	8,969	8,216	7,415	6,562
	53,603	52,450	43,433	45,021	40,714
Gains (Losses) on Asset Dispositions	(421)	408	3	6	(6)
Operating Income	13,615	7,576	13,920	10,605	16,335
Other Income (Expense):
Foreign currency losses, net	(5)	(6)	(3)	(6)	(3)
Other, net	(362)	237	(5,534)	(928)	1
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,036	(2,581)	(551)	(1,591)	26
Segment Profit(1)	$14,284	$5,226	$7,832	$8,080	$16,359

OIBDA(2)	$22,776	$16,545	$22,136	$18,020	$22,897
Drydocking expenditures for U.S.-flag product tankers (included in operating costs and expenses)	$94	$4,506	$95	$62	$(73)
Out-of-service days for drydockings of U.S.-flag product tankers	—	45	—	—	—

Illinois Corn Processing
Operating Revenues	$38,385	$43,197	$44,019	$40,576	$49,609
Costs and Expenses:
Operating	36,101	36,174	39,879	36,153	46,289
Administrative and general	746	693	750	912	656
Depreciation and amortization	1,175	1,127	1,055	1,064	1,053
	38,022	37,994	41,684	38,129	47,998
Operating Income	363	5,203	2,335	2,447	1,611
Other Income (Expense):
Derivative gains (losses), net	334	570	(328)	856	(187)
Other, net	615	—	—	—	—
Segment Profit(1)	$1,312	$5,773	$2,007	$3,303	$1,424

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Witt O’Brien’s and Other
Operating Revenues	$8,124	$13,572	$11,146	$10,261	$8,419
Costs and Expenses:
Operating	5,372	9,711	6,618	6,427	5,805
Administrative and general	3,373	5,510	3,833	3,649	4,223
Depreciation and amortization	202	204	432	448	455
	8,947	15,425	10,883	10,524	10,483
Gains (Losses) on Asset Dispositions and Impairments, Net	—	(29,586)	1	—	(2)
Operating Income (Loss)	(823)	(31,439)	264	(263)	(2,066)
Other Income (Expense):
Foreign currency gains (losses), net	10	(57)	(25)	(73)	(27)
Other, net	(300)	(5,885)	—	(6,723)	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,450	28	(390)	(579)	542
Segment Profit (Loss)(1)	$337	$(37,353)	$(151)	$(7,638)	$(1,551)

Corporate and Eliminations
Operating Revenues	$(674)	$(733)	$(751)	$(504)	$(648)
Costs and Expenses:
Operating	(811)	(875)	(898)	(658)	(828)
Administrative and general	8,602	6,021	6,417	6,571	7,597
Depreciation and amortization	764	759	908	926	944
	8,555	5,905	6,427	6,839	7,713
Operating Loss	$(9,229)	$(6,638)	$(7,178)	$(7,343)	$(8,361)
Other Income (Expense):
Derivative gains (losses), net	$2,830	$(10,604)	$(862)	$(2,574)	$(91)
Foreign currency gains (losses), net	26	(162)	36	(142)	190
Other, net	242	41	74	3	2
______________________

(1)	Includes amounts attributable to both SEACOR and noncontrolling interests.

(2)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, for certain of its operating segments in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) for the applicable segment plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. OFFSHORE MARINE SERVICES TIME CHARTER OPERATING DATA (unaudited)

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Rates Per Day Worked:
Anchor handling towing supply	$13,341	$13,686	$16,469	$20,828	$21,719
Fast support	7,417	7,875	7,848	7,636	7,587
Supply	11,707	6,298	5,935	5,709	6,484
Standby safety	8,131	8,284	8,904	9,632	9,564
Specialty	—	37,024	30,593	18,642	12,403
Liftboats	9,782	13,486	16,822	11,852	15,150
Overall Average Rates Per Day Worked (excluding wind farm utility)	8,272	9,093	10,089	10,354	10,545
Wind farm utility	2,005	2,104	2,260	2,394	2,419
Overall Average Rates Per Day Worked	5,726	6,308	6,834	7,352	7,915

Utilization:
Anchor handling towing supply	15%	20%	27%	33%	47%
Fast support	44%	47%	62%	69%	68%
Supply	20%	19%	31%	27%	37%
Standby safety	80%	81%	78%	77%	79%
Specialty	—%	23%	58%	81%	45%
Liftboats	1%	1%	8%	6%	5%
Overall Fleet Utilization (excluding wind farm utility)	38%	39%	47%	50%	52%
Wind farm utility	65%	71%	86%	77%	65%
Overall Fleet Utilization	46%	47%	58%	57%	56%

Available Days:
Anchor handling towing supply	1,260	1,564	1,483	1,365	1,365
Fast support	3,212	3,312	2,389	2,174	2,093
Supply	630	953	1,109	1,140	1,179
Standby safety	1,800	1,840	1,989	2,104	2,184
Specialty	270	337	276	273	273
Liftboats	1,265	1,380	1,380	1,365	1,365
Overall Fleet Available Days (excluding wind farm utility)	8,437	9,386	8,626	8,421	8,459
Wind farm utility	3,330	3,404	3,345	3,276	3,245
Overall Fleet Available Days	11,767	12,790	11,971	11,697	11,704

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$418,903	$399,644	$471,180	$552,840	$496,473
Restricted cash	4,065	3,711	3,364	1,742	—
Marketable securities	98,189	116,276	78,717	87,701	110,894
Receivables:
Trade, net of allowance for doubtful accounts	131,292	162,880	148,358	125,987	130,731
Other	65,227	56,287	32,452	34,319	31,440
Inventories	19,385	16,773	16,047	16,798	18,431
Prepaid expenses and other	8,998	7,230	9,500	10,157	9,615
Total current assets	746,059	762,801	759,618	829,544	797,584
Property and Equipment:
Historical cost	2,482,651	2,194,023	2,128,010	2,158,826	2,015,205
Accumulated depreciation	(1,020,009)	(1,008,867)	(1,008,629)	(997,214)	(986,048)
	1,462,642	1,185,156	1,119,381	1,161,612	1,029,157
Construction in progress	224,809	370,512	464,660	402,090	484,472
Held for sale equipment	—	—	—	—	86,332
Net property and equipment	1,687,451	1,555,668	1,584,041	1,563,702	1,599,961
Investments, at Equity, and Advances to 50% or Less Owned Companies	297,162	313,772	331,063	325,386	334,370
Construction Reserve Funds	147,955	153,962	161,865	166,888	255,350
Goodwill	32,787	32,758	52,403	52,394	52,376
Intangible Assets, Net	19,519	20,078	23,496	24,116	25,750
Other Assets	24,045	23,282	41,647	39,287	46,496
	$2,954,978	$2,862,321	$2,954,133	$3,001,317	$3,111,887

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$364,583	$183,602	$28,228	$24,409	$35,688
Accounts payable and accrued expenses	66,749	90,702	70,032	55,971	50,660
Other current liabilities	103,088	95,645	96,324	98,706	107,811
Total current liabilities	534,420	369,949	194,584	179,086	194,159
Long-Term Debt	733,214	848,771	1,013,691	1,014,632	1,018,331
Exchange Option Liability on Subsidiary Convertible Senior Notes	16,809	19,436	8,938	8,171	5,747
Deferred Income Taxes	311,949	288,601	307,353	330,375	374,476
Deferred Gains and Other Liabilities	131,717	139,296	148,085	155,859	153,051
Total liabilities	1,728,109	1,666,053	1,672,651	1,688,123	1,745,764
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	380	379	379	379	379
Additional paid-in capital	1,527,460	1,518,635	1,512,209	1,510,623	1,508,981
Retained earnings	914,806	910,723	1,004,472	1,044,275	1,099,434
Shares held in treasury, at cost	(1,364,172)	(1,357,331)	(1,357,331)	(1,357,876)	(1,357,809)
Accumulated other comprehensive loss, net of tax	(11,024)	(11,514)	(10,471)	(10,810)	(7,764)
	1,067,450	1,060,892	1,149,258	1,186,591	1,243,221
Noncontrolling interests in subsidiaries	159,419	135,376	132,224	126,603	122,902
Total equity	1,226,869	1,196,268	1,281,482	1,313,194	1,366,123
	$2,954,978	$2,862,321	$2,954,133	$3,001,317	$3,111,887

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Offshore Marine Services(1)
Anchor handling towing supply	25	25	27	27	18
Fast support	51	48	50	39	38
Supply	28	28	31	33	33
Standby safety	21	21	21	23	25
Specialty	6	6	7	7	5
Liftboats	15	15	15	15	15
Wind farm utility	40	40	40	39	39
	186	183	191	183	173

Inland River Services
Dry-cargo barges	1,443	1,443	1,405	1,393	1,426
Liquid tank barges:
10,000 barrel	18	18	18	18	18
30,000 barrel	—	—	—	—	27
Specialty barges(2)	10	11	11	11	11
Towboats:
4,000 hp - 6,600 hp	18	17	17	17	17
3,300 hp - 3,900 hp	1	1	1	1	—
Less than 3,200 hp	4	4	4	4	17
Harbor boats:
1,100 hp - 2,000 hp	15	15	13	13	13
Less than 1,100 hp	9	9	6	6	6
	1,518	1,518	1,475	1,463	1,535

Shipping Services
Petroleum Transportation:
Product tankers - U.S.-flag	10	9	8	8	7
Crude oil tanker - U.S.-flag	—	—	—	—	1
Harbor Towing and Bunkering:
Harbor tugs - U.S.-flag	23	23	24	24	24
Harbor tugs - Foreign-flag	4	4	4	4	4
Offshore tug - U.S.-flag	1	1	1	1	1
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Liner and Short-sea Transportation:
RORO/deck barges - U.S.-flag	7	7	7	7	7
Short-sea container/RORO - Foreign-flag	7	7	7	7	7
Other:
Dry bulk articulated tug-barge - U.S.-flag	1	1	1	1	1
	58	57	57	57	57
______________________

(1)	Excludes six and eight offshore support vessels as of March 31, 2017 and December 31, 2016, respectively, that had been retired and removed from service.

(2)	Includes non-certificated 10,000 and 30,000 barrel inland river liquid tank barges.

SEACOR HOLDINGS INC. EXPECTED FLEET DELIVERIES AS OF MARCH 31, 2017 (unaudited)

	2017			2018				2019				2020
	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Total
Offshore Marine Services
Fast support	1	1	—	—	—	—	1	—	1	—	1	—	1	6
Supply(1)	—	—	—	1	—	1	—	1	—	—	—	—	—	3
Wind farm utility	—	1	—	—	—	—	—	—	—	—	—	—	—	1

Shipping Services
Articulated tug-barge - U.S.-flag	—	1	—	—	—	—	—	—	—	—	—	—	—	1
Harbor tugs - U.S.-flag	1	—	1	—	—	—	—	—	—	—	—	—	—	2
Harbor tugs - Foreign-flag	2	—	—	—	—	—	—	—	—	—	—	—	—	2

Inland River Services
30,000 barrel liquid tank barge	1	—	—	—	—	—	—	—	—	—	—	—	—	1
Towboats:
4,000 hp - 6,600 hp	—	1	1	—	—	—	—	—	—	—	—	—	—	2
______________________

(1)	Includes one vessel that may be assumed by a third party at their option.